ARTICLES OF INCORPORATION
                                                                 OF
                                                    THE GABELLI VALUE FUND INC.

                                                             ARTICLE I


                  THE UNDERSIGNED, Daniel Schloendorn, whose post office address is c/o Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least 18 years of age, does hereby act as an incorporator and forms a corporation, under and by virtue of the Maryland General Corporation Law.

                                                             ARTICLE II

                                                                NAME

                  The name of the Corporation is The Gabelli Value Fund Inc.

                                                            ARTICLE III

                                                        PURPOSES AND POWERS

                  The Corporation is formed for the following purposes:

            (1)  To conduct and carry on the business of an investment company.

                  (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

                  (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

                  (4) To redeem, purchase or acquire in any other manner (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation.

                  (5) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

                  The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.



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                                                             ARTICLE IV

                                        PRINCIPAL OFFICE AND RESIDENT AGENT

                  The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21201. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland Corporation, 32 South Street, Baltimore, Maryland 21201.

                                                             ARTICLE V

                                                           CAPITAL STOCK

                  (1) The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred and fifty million (150,000,000) shares, of the par value of one tenth of one cent ($.001) per share and of the aggregate par value of one hundred and fifty thousand dollars ($150,000.00), all of which one hundred and fifty million (150,000,000) shares are designated Common Stock.

                  (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

                  (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the By-Laws of the Corporation.

                  (4) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than a right that the Board of Directors in its discretion may determine to grant.

                  (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

                  (6) Unless otherwise required by law, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast one-third (1/3) of all the votes entitled to be cast at the meeting constitutes a quorum.

                  (7) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in this Charter.

                                                             ARTICLE VI

                                                             REDEMPTION

                  Each holder of shares of the Corporation's capital stock shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article VI, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986 or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is $1,000 (one thousand dollars) or less and the stockholder has been given at least 30 (thirty) days' written notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to $1,000 (one thousand dollars) or more before the redemption is effected by the Corporation. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist that make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class of the shares redemption of which is being sought, the value of which shall be determined as provided herein. The Board of Directors may establish procedures for redemption of shares.

                                                            ARTICLE VII

                                                         BOARD OF DIRECTORS

                  (1) The number of directors constituting the Board of Directors initially shall be one (1) and may in the future be such other number as may be set forth in the By-Laws or determined by the Board of Directors pursuant to the By-Laws. The number of Directors shall at no time be less than the minimum number required under the Maryland General Corporation Law. Mario J. Gabelli is appointed director of the Corporation to hold office until the first meeting of stockholders or until his successor is elected and qualified.

                  (2) In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

     (i) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940, as amended.

     (ii) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors.

     (iii) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

     (iv) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

     (v) Notwithstanding anything in this Charter to the contrary, to establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class, the amount of the liabilities belonging to any class and the net asset value of each share of any class of the Corporation's stock.

     (vi) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to declare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

     (vii) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all powers and do all acts that may be exercised or done by the Corporation pursuant to the provisions of the laws of the State of Maryland, this Charter and by By-Laws of the Corporation.

                  (3) Any determination made in good faith, and in accordance with accepted accounting practices, if applicable, by or pursuant to the direction of the Board of Directors, with respect to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which the reserves or charges have been created has been paid or discharged or is then or thereafter required to be paid or discharged), as to the value of any security owned by the Corporation, the determination of the net asset value of shares of any class of the Corporation's capital stock, or as to any other matters relating to the issuance, sale or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors whether any transaction constitutes a purchase of securities on "margin," a sale of securities "share," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of this Charter of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                                            ARTICLE VIII

                                                          INDEMNIFICATION

                  To the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time, no Director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the Investment Company Act of 1940, as amended from time to time. In addition, any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former Director or officer of the Corporation, or is or was serving while a Director or officer of the Corporation at the request of the Corporation as a Director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expense (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 and the Investment Company Act of 1940, as such statutes are now or hereafter in force, except that such indemnify shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


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                                                             ARTICLE IX

                                                             AMENDMENTS

                  The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

                                                               * * *

                  IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.


                                               By:      DANIEL SCHLOENDORN
                                                        Incorporator

Dated the 20th day of July, 1989